Exhibit 10.1

EXTENSION AGREEMENT

THIS EXTENSION AGREEMENT (this “Agreement”) is made and entered into as of the 9th day of June, 2005, by and between GLOBAL POWER EQUIPMENT GROUP INC., a Delaware corporation (“Company”), and EDGAR G. HOTARD, an individual (“Director”).

WHEREAS, Director is retiring from his position as director with the Company effective June 9, 2005 (the “Retirement Date”).

Director and the Company hereby agree as follows effective as of the Retirement Date: (a) the expiration date of the exercise period for all outstanding stock options granted to Director under the 2000 Plan and 2001 Plan, that have vested as of the Retirement Date, shall be extended to the first anniversary of the Retirement Date and (b) all Non-Qualified Stock Option Agreement(s) with respect to all such outstanding stock options granted to Director under the 2000 Plan and 2001 Plan shall be deemed to have been amended accordingly.

IN WITNESS WHEREOF, Director and the Company have executed this Extension Agreement as of June 9, 2005.

GLOBAL POWER EQUIPMENT GROUP INC.

By:	/s/ Candice L. Cheeseman
Candice L. Cheeseman, Secretary

/s/ Edgar G. Hotard
Edgar G. Hotard